UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, RPT Realty, L.P. (the “Operating Partnership”), the majority-owned operating partnership of RPT Realty (the “Trust” and, together with the Operating Partnership and it other consolidated subsidiaries, “we”), entered into a Fifth Amended and Restated Credit Agreement (the “Fifth A&R Credit Agreement”) with the lenders party thereto and KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc., BMO Capital Markets, and Capital One, National Association, as Joint-Lead Arrangers, BMO Capital Markets, and Capital One, National Association, as Syndication Agents, and certain lenders from time to time party thereto, as Lenders, which governs its $660.0 million unsecured credit facility consisting of a $350.0 million unsecured revolving line of credit that matures on November 6, 2023 (the “Revolver”) and a $310.0 million unsecured term loan. The material terms of the Revolver and term loan are described in the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 8, 2019, which description is incorporated by reference herein, and a copy of the Fifth A&R Credit Agreement is filed as Exhibit 10.1 thereto.

As of March 31, 2020, we had borrowed a total of $225.0 million under the Revolver. We did not have any amounts outstanding under the Revolver as of December 31, 2019, and all of our borrowings occurred in March 2020. The current interest rate for borrowings under the Revolver is LIBOR plus 1.10%.

We elected to increase our borrowings under the Revolver to further strengthen our financial position and balance sheet, to enhance our financial liquidity and to provide maximum financial flexibility as the effects of the COVID-19 outbreak continue to evolve and impact the global markets. In accordance with the terms of the Fifth A&R Credit Agreement, the proceeds from the Revolver borrowings may be used for general working capital and other general corporate purposes in the future as permitted by the Fifth A&R Credit Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Due to the emerging public health impact of the COVID-19 outbreak, on March 27, 2020, the Board of Trustees of the Trust amended the Amended and Restated Bylaws of the Trust, as amended by Amendment No. 1 (the “Bylaws”) in order to replace Sections 1, 2 and 4 of Article II and Section 1 of Article XV of the Bylaws to allow the Trust to hold virtual shareholder meetings and to replace Section 5 of Article III of the Bylaws to allow for notices of meetings of the Board of Trustees by electronic transmission (the “Bylaw Amendment”).

The summary of the Bylaw Amendment above is qualified in its entirety by the Bylaw Amendment filed herewith as Exhibit 3.1 to this report and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

*3.1	Amendment No. 2 to the Amended and Restated Bylaws of RPT Realty (as adopted March 27, 2020).
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	April 1, 2020	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer